Exhibit 99.1

NEWS RELEASE

FOR RELEASE MONDAY, JANUARY 10, 2005 at 5:01 AM PST

Contacts:
Media: Adriana Jenkins (617) 761-6996	Investors: Gina Nugent (617) 551-3611
Kyle Kuvalanka (617) 761-4734

MILLENNIUM TO HIGHLIGHT 2004 ACCOMPLISHMENTS AND 2005 OUTLOOK AT JPMORGAN 23rd ANNUAL HEALTHCARE CONFERENCE
2004: Year of accomplishments and focus
2005: Resolute commitment to 2006 non-GAAP profitability1 goal

San Francisco, Calif., January 10, 2005 –– Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM), today announced 2004 accomplishments and 2005 Company goals and financial outlook. In conjunction with this news release, Millennium will host a live webcast of its conference call today, Monday, January 10, 2005 at 8:30 AM EST (5:30 AM PST). The live webcast can be accessed by visiting the Investors section of the Company’s website, www.millennium.com. Following the webcast, an archived version of the call will be available at the same address until 11:59 p.m. (EST) on Monday, February 9, 2005. Mark Levin, chairperson and chief executive officer of Millennium, will present additional detail January 12, 2005 at the JPMorgan 23rd Annual Healthcare Conference. The presentation will be webcast live at 3:00 p.m. PDT (6:00 p.m. EDT) and may be accessed by visiting the Investors section of the Company’s website, www.millennium.com.

“Millennium had a remarkable year in 2004, as hundreds of thousands of patients around the world benefited from our two market-leading products VELCADE and INTEGRILIN,” said Levin. “We are resolute in our commitment to meet our 2006 non-GAAP profitability goal, and believe we are entering 2005 in a very strong position financially and operationally to ensure our short- and long-term success.”

Millennium achieved a number of corporate objectives in 2004, as outlined below, and provided forward-looking guidance about the Company’s financial outlook and critical goals for 2005.

Financial:
In 2004, Millennium:

•	Realized VELCADE U.S. net product sales of approximately $143 million, meeting sales guidance;
•	Expects to realize INTEGRILIN® (eptifibatide) Injection U.S. ex-factory sales of approximately $300 million; which is below the Company’s original sales guidance provided in January 2004 of $320-$335 million. INTEGRILIN demand sales are estimated to be $355 million as reported by a third-party source;
•	On track to achieve a non-GAAP net loss within the guidance range of $175-200 million, and GAAP net loss within the guidance range of $255-285 million; and
•	On track to achieve a year-end cash balance of greater than $700 million, meeting guidance.

Final 2004 audited financial results will be reported on January 27, 2005.
In 2005, Millennium has set goals to:

•	Achieve VELCADE U.S. net product sales of $185 million to $195 million;
•	Achieve INTEGRILIN U.S. ex-factory sales of $315 million to $330 million;
•	Achieve net loss on a GAAP basis of better than $155 million and on a non-GAAP basis of better than $100 million with the difference between the GAAP and non-GAAP net loss attributable primarily to amortization and restructuring charges;[2] and
•	Achieve a cash balance at the end of 2005 of greater than $500 million with approximately $105 million in debt.

VELCADE® (bortezomib) for Injection:
Multiple Myeloma
In 2004, Millennium:

•	Achieved market leadership in the approved indication;
•	Submitted a sNDA for an expanded label for multiple myeloma second line treatment based on the phase III APEX data, which was accepted by the Food and Drug Administration (FDA) under priority review;
•	Supported a number of front line studies presented at the 2004 46th Annual Meeting of the American Society of Hematology (ASH) in which overall response rates ranged from 95 percent to 73 percent with complete and near-complete response rates ranging from 25 to 17 percent. Adverse events were similar to those observed in other clinical trials with VELCADE and included gastrointestinal events, neuropathy, fatigue, and hematologic toxicities.
•	With our development collaborator, Johnson & Johnson Pharmaceutical Research & Development, L.L.C.:
•	Secured approval and launched VELCADE in more than 30 countries for multiple myeloma patients who have received at least two prior treatments and relapsed on the last treatment; and
•	Initiated VISTA, a large, international phase III registration enabling clinical trial of multiple myeloma in the front line setting.

In 2005, Millennium will strive to:

•	Secure FDA approval in second line multiple myeloma in the second quarter of 2005;
•	Support presentation and publication of data evaluating VELCADE in the treatment of front line multiple myeloma and support compendia listings as appropriate; and
•	In collaboration with Johnson & Johnson, continue aggressive evaluation of VELCADE, including:
•	Supporting two additional large, European cooperative group-led phase III multiple myeloma front line clinical trials anticipated to initiate in the first half of 2005; and
•	Initiating a phase IV clinical trial evaluating VELCADE® (bortezomib) for Injection for multiple myeloma retreatment.

Non-Hodgkin’s Lymphoma
In 2004, Millennium:

•	Received fast track status by the FDA for VELCADE in mantle cell lymphoma;
•	Initiated a phase II clinical trial in combination with rituximab in non-Hodgkin’s lymphoma;
•	Received a recommendation by the National Comprehensive Cancer Network to include VELCADE in its guidelines for the treatment of second line mantle cell lymphoma; and
•	Supported three separate ongoing phase II clinical trials presented at ASH, in which the overall response rates with single-agent VELCADE in follicular lymphoma ranged from 60 percent to 17 percent, and in mantle cell lymphoma, from 50 to 39 percent. Adverse events observed were thrombocytopenia, fatigue, anemia and peripheral neuropathy.

In 2005, Millennium will:

•	Support presentation and publication of data evaluating VELCADE in the treatment of mantle cell and follicular lymphoma and support further development activities and compendia listings as appropriate.

Lung Cancer
In 2004, Millennium:

•	Presented interim data analysis from the company-sponsored ongoing phase II clinical trial (048) of VELCADE in non-small cell lung cancer (NSCLC) which found VELCADE showed promising activity both as a single agent and in combination with docetaxel; and
•	Concluded, following further evaluation of this trial and based on investigator-assessed response rate and survival data, VELCADE shows promising single agent activity and is comparable to commonly-used drugs in the second line treatment setting of NSCLC. However, the preliminary data from the combination arm of the trial does not warrant moving forward with the tested dose and schedule of VELCADE and docetaxel. The Company will move forward with an expanded set of clinical trials in 2005 to evaluate VELCADE as both a single agent and in combination with other agents consistent with the evolving NSCLC landscape, as described below.

In 2005, Millennium will strive to:

•	Initiate an expanded set of phase II company sponsored clinical trials and support investigator initiated studies to evaluate VELCADE in NSCLC as a single agent and in combination with other commonly used agents including pemetrexed, docetaxel, epidermal growth factor receptor tyrosine kinase inhibitors (EGFR-TKI);
•	Initiate a phase II clinical trial evaluating VELCADE in bronchioloalveolar carcinoma (BAC) and adenocarcinoma with BAC-like features during the first half of 2005; and
•	Support presentation of phase II 048 data evaluating VELCADE in the treatment of NSCLC.

INTEGRILIN® (eptifibatide) Injection:
Early Acute Coronary Syndrome (ACS)
In 2004, Millennium maintained its market leadership within the GP IIb-IIIa class and:

•	Initiated key strategies to maintain and expand leadership in the catheterization laboratory and ACS setting, including the EARLY ACS clinical trial; and
•	Continued to build awareness of GP IIb-IIIa use in early ACS setting through CRUSADE, with 120,000 patients enrolled, 22 abstracts at medical conferences and nine publications.

In 2005, Millennium will strive to:

•	Educate health care professionals about the benefit of early, appropriate GP IIb-IIIa use and adherence to current ACC and AHA guidelines through CRUSADE publications and the clinical cardiologist sales force;
•	Educate physicians on appropriate risk stratification and immediate initiation of treatment through publications, clinical data and the sales force; and
•	Continue accrual in the EARLY ACS clinical trial and CRUSADE quality initiative.

Percutaneous Coronary Intervention
In 2004, Millennium:

•	Initiated key strategies to maintain and expand leadership in the catheterization laboratory including the initiation of the EVENT registry; and
•	Presented favorable clinical outcome data from PROTECT and positive data from the CLEAR Platelets study.

In 2005, Millennium will strive to:

•	Reinforce INTEGRILIN® (eptifibatide) Injection use in current treatment paradigms through the communication of clinical data and the initiation of new trials; and
•	Educate physicians about risk stratification and undertreated populations through symposia, publications and the sales force.

Clinical development pipeline:
In 2004, Millennium:

•	Presented data on several key phase II programs including MLN1202, MLN2704 and MLN518.

In 2005, Millennium will strive to:

•	Continue to employ aggressive portfolio management strategies to increase the long term value of the Company and succeed in making potential pipeline advancement decisions, which may include advancing:
°	MLN1202 (an antibody designed to block CCR2) to phase IIb clinical trials in rheumatoid arthritis and phase II clinical trials in multiple sclerosis, scleroderma and/or secondary atherosclerosis;
°	MLN3897 (a small molecule CCR1 inhibitor) to phase II clinical trials in rheumatoid arthritis, multiple sclerosis, and/or psoriasis;
°	MLN3701 (a small molecule CCR1 inhibitor) to phase I clinical trials;
°	MLN2704 (anti-PSMA antibody) advancing to phase III clinical trials;
°	MLN518 (small molecule RTK inhibitor) to combination phase I clinical trials in acute myeloid leukemia and glioma;
°	MLN8054 (a small molecule aurora kinase inhibitor) to phase I clinical trials for the treatment of solid tumors; and
°	New molecular entities into phase I clinical trials.

Strategic business relationships:
In 2004, Millennium:

•	Restructured our INTEGRILIN European marketing relationship in which GlaxoSmithKline plc is now exclusively marketing INTEGRILIN in Europe; and
•	Initiated and advanced academic collaborations, renegotiated development alliances and outlicensed and monetized lower priority assets.

In 2005, Millennium will strive to:

•	Form value creating collaborations with strategic assets;
•	Balance the Company’s internal pipeline with in-licensing opportunities; and
•	Out-license and monetize lower priority molecules and assets.

About VELCADE® (bortezomib) for Injection

VELCADE is approved for the treatment of multiple myeloma patients who have received at least two prior therapies and have demonstrated disease progression on the last therapy. The effectiveness of VELCADE is based on response rates. There are no controlled trials demonstrating a clinical benefit, such as improvement in survival. VELCADE is contraindicated in patients with hypersensitivity to bortezomib, boron, or mannitol.

VELCADE is being co-developed by Millennium and Johnson & Johnson Pharmaceutical Research & Development, L.L.C. Millennium is responsible for commercialization of VELCADE in the U.S.; Ortho Biotech and Janssen-Cilag are responsible for commercialization in Europe and the rest of the world. Janssen Pharmaceutical K.K. is responsible for Japan.

Risks associated with VELCADE therapy include new or worsening peripheral neuropathy, orthostatic hypotension, congestive heart failure, gastrointestinal adverse events, thrombocytopenia, and tumor lysis syndrome. Women of childbearing potential should avoid becoming pregnant while being treated with VELCADE.

In 228 patients who were treated with VELCADE 1.3 mg/m2/dose in phase II studies, the most commonly reported adverse events were asthenic conditions (65%), nausea (64%), diarrhea (51%), decreased appetite including anorexia (43%), constipation (43%), thrombocytopenia (43%), peripheral neuropathy (37%), pyrexia (36%), vomiting (36%), and anemia (32%). Fourteen percent of patients experienced at least one episode of Grade 4 toxicity, with the most common toxicities being thrombocytopenia (3%) and neutropenia (3%). A total of 113 (50%) of the 228 patients experienced Serious Adverse Events (SAEs) during studies. The most commonly reported SAEs included pyrexia (7%), pneumonia (7%), diarrhea (6%), vomiting (5%), dehydration (5%), and nausea (4%).

For more information about VELCADE clinical trials, patients and physicians can contact the Millennium Medical Product Information Department at 1-(866)-VELCADE.

About INTEGRILIN® (eptifibatide) Injection

INTEGRILIN is indicated for the treatment of patients with acute coronary syndrome (unstable angina/non-ST-segment myocardial infarction), including patients who are to be managed medically and those undergoing percutaneous coronary intervention (PCI). It is also indicated in the United States for the treatment of patients at time of PCI, including in patients undergoing intracoronary stenting.

INTEGRILIN is contraindicated in patients with a history of bleeding diathesis, or evidence of abnormal bleeding within the previous 30 days; severe hypertension (systolic blood pressure greater than 200 mm Hg or diastolic blood pressure greater than 110 mm Hg) not adequately controlled on antihypertensive therapy; major surgery within the preceding six weeks; history of stroke within 30 days, or any history of hemorrhagic stroke; current or planned administration of another parenteral glycoprotein (GP) IIb-IIIa inhibitor; dependency on renal dialysis; or known hypersensitivity to any component of the product.

Bleeding is the most common complication encountered during INTEGRILIN® (eptifibatide) Injection therapy. The majority of excess major bleeding events were localized at the femoral artery access site. Oropharyngeal, genitourinary, gastrointestinal and retroperitoneal bleeding were also seen more commonly with INTEGRILIN compared to placebo.

INTEGRILIN is co-promoted and co-developed by Millennium Pharmaceuticals, Inc. and Schering-Plough Corporation.

About Millennium

Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company based in Cambridge, Mass., markets VELCADE® (bortezomib) for Injection, a novel cancer product, co-promotes INTEGRILIN, a market-leading cardiovascular product, and has a robust clinical development pipeline of product candidates. The Company’s research, development and commercialization activities are focused in three therapeutic areas: oncology, cardiovascular, and inflammation. By applying its knowledge of the human genome, its understanding of disease mechanisms, and its industrialized drug discovery platform, Millennium is seeking to develop breakthrough products.

This press release contains “forward-looking statements,” including statements about the Company’s growth, future operating results, discovery and development of product and strategic alliances. Various important risks may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including: adverse results in its drug discovery and clinical development programs; failure to obtain patent protection for its discoveries; commercial limitations imposed by patents owned or controlled by third parties; the Company’s dependence upon strategic alliance partners to develop and commercialize products and services based on its work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from its development efforts; product withdrawals; competitive factors; difficulties or delays in manufacturing the Company’s products; government and third party reimbursement rates; the commercial success of VELCADE and INTEGRILIN; achieving revenue consistent with internal forecasts; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of the risks and uncertainties the Company faces, see the reports it has filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Editors’ Note: This press release is also available under the Media section of the Company’s website at: www.millennium.com.

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1 Non-GAAP net loss and non-GAAP profitability are non-GAAP financial measures. With respect to forward-looking information presented on a non-GAAP basis, other than amortization expenses of approximately $34.0 million in each of the next two years and costs associated with the Company’s 2003 restructuring effort of between $5.0 million and $20.0 million in 2005, the Company is unable to provide a quantitative reconciliation because the items that would be excluded (which include the types of items reflected in the reconciliation of historic results and starting in 2005, stock-based compensation expense) are difficult to predict and estimate and are primarily dependent on future events. Please see the Form 8-K furnished on January 10, 2005 by the Company to the Securities and Exchange Commission for a discussion of why the Company believes these non-GAAP measures are useful to investors and the additional purposes for which management uses these measures.

2 As previously described in our non-GAAP measures, the Company currently is unable to quantify the 2005 expense related to stock-based compensation and does not provide guidance on this charge, therefore all GAAP and non-GAAP measures exclude this charge.